EXHIBIT 1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Shares of Midwest Air Group, Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.
     The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.
     This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.
     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of July 23, 2007

OCTAVIAN MASTER FUND, L.P. By: Octavian Global Partners, LLC General Partner By: Octavian Management, LLC Managing Member
By:	/s/ Greg Racz
Name: Greg Racz
Title: President & Chief Operating Officer

OCTAVIAN GLOBAL PARTNERS, LLC By: Octavian Management, LLC Managing Member
By:	/s/ Greg Racz
Name: Greg Racz
Title: President & Chief Operating Officer

OCTAVIAN MANAGEMENT LLC
By:	/s/ Greg Racz
Name: Greg Racz
Title: President & Chief Operating Officer

OCTAVIAN ADVISORS, LP By: Octavian Asset Management, LLC, General Partner
By:	/s/ Greg Racz
Name: Greg Racz
Title: President & Chief Operating Officer

OCTAVIAN ASSET MANAGEMENT LLC
By:	/s/ Greg Racz
Name: Greg Racz
Title: President & Chief Operating Officer

/s/ Greg Racz
Greg Racz

/s/ Richard Hurowitz
Richard Hurowitz